INVESCO EUROPEAN GROWTH FUND                                       SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:   4/30/2010
FILE NUMBER :         811-6463
SERIES NO.:                 10

72DD.   1   Total income dividends for which record date passed during the period. (000's Omitted)
            Class A               $ 6,045
        2   Dividends for a second class of open-end company shares (000's Omitted)
            Class B               $   290
            Class C               $   441
            Class R               $   192
            Class Y               $ 1,999
            Investor Class        $ 2,437
73A.        Payments per share outstanding during the entire current period: (form nnn.nnnn)
        1   Dividends from net investment income
            Class A                0.3677
        2   Dividends for a second class of open-end company shares (form nnn.nnnn)
            Class B                0.1877
            Class C                0.1877
            Class R                0.3076
            Class Y                0.4263
            Investor Class         0.3677
74U.    1   Number of shares outstanding (000's Omitted)
            Class A                15,458
        2   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
            Class B                 1,323
            Class C                 2,187
            Class R                   602
            Class Y                 5,891
            Investor Class          6,303
74V.    1   Net asset value per share (to nearest cent)
            Class A               $ 27.74
        2   Net asset value per share of a second class of open-end company shares (to nearest cent)
            Class B               $ 26.14
            Class C               $ 26.16
            Class R               $ 27.65
            Class Y               $ 27.79
            Investor Class        $ 27.69
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